                                                                    EXHIBIT 3.14



                          CERTIFICATE OF INCORPORATION

                                       OF

                            THE DATAQUAL GROUP, INC.

                         ______________________________

         FIRST. The name of this corporation shall be:

                            THE DATAQUAL GROUP, INC.

         SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 18805, and its registered agent at such address is THE COMPANY CORPORATION.

         THIRD. The purpose or purposes of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

         One Thousand Five Hundred (1,500) shares without par value.

         FIFTH. The name and mailing address of the incorporator is as follows:


                Elaine Phaneuf
                The Company Corporation
                1013 Centre Road
                Wilmington, DE 19805


         SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this fourth day of March, A.D. 1999.





                                                       /s/ Elaine Phaneuf
     STATE OF DELAWARE                                 ------------------------
    SECRETARY OF STATE                                 Elaine Phaneuf
  DIVISION OF CORPORATIONS                             Incorporator
  FILED 09:00 AM 03/06/1999
    991084255 - 3012048







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                               State of Delaware

                        Office of the Secretary of State

                        ________________________________



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "THE DATAQUAL GROUP, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE FOURTH DAY OF MARCH, A.D. 1999, AT 9:00 O'CLOCK A.M.




















                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State



                                             AUTHENTICATION: 9962385

                                                       DATE: 09-09-99